HARRIS SAVINGS BANK

          1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I.   Purpose

     The purpose of the Harris Savings Bank (the "Savings Bank") 1994 Stock Option Plan for Outside Directors and Directors Emeritus of the Savings Bank and its affiliates, including its parent holding company, Harris Financial, MHC (the "Holding Company") (the "Directors' Option Plan") is to promote the growth and profitability of the Savings Bank and the Holding Company by providing outside directors of the Savings Bank and its affiliates with an incentive to achieve long-term objectives of the Savings Bank and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Savings Bank.

II.  Grant of Options

     (a) Initial Grant. Each outside director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Savings Bank or any of its affiliates not also serving as an employee of the Savings Bank or any of its affiliates), who is serving in such capacity on the date of the Savings Bank's Reorganization into a Pennsylvania mutual bank holding company and at the effective date of this Directors' Option Plan, shall be granted non-statutory stock options to purchase 0.075% of the shares of the common stock of the Savings Bank ("Common Stock"), subject to adjustment as provided in Section IV hereof. Each Outside Director serving in such capacity as of the date of the Reorganization shall be granted additional options based on years of service with the Savings Bank or any of its affiliates in accordance with the following schedule:


                             Number of Options
                              as a Percent of
                               Shares Issued
     Years of Service         in the Offering
     ----------------        -----------------

     4-10                     0.075%
     11-20                    0.150%
     20 or more               0.225%




     These additional service based options are subject to adjustment as provided in Section IV hereof. In addition, each Director Emeritus of the Savings Bank who is serving in such capacity on the date of the Reorganization and at the effective date of this Directors' Option Plan and who was serving as an Honorary Trustee as the Bank immediately prior to the Reorganization shall be granted nonstatutory options in accordance with the schedule set forth above, subject to adjustment pursuant to Section IV hereof.

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     The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the purchase price of the Common Stock sold in connection with the Reorganization of the Savings Bank into a Pennsylvania mutual holding company. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in
Section VI hereof ("Effective Date").

     (b) Grants to Subsequent Outside Directors. To the extent options are available for grant under the Directors' Option Plan, each Outside Director who is first elected as a director subsequent to the Effective Date ("Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, non-statutory stock options to purchase 0.075% of shares of Common Stock, subject to adjustment pursuant to
Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan. The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market Value of the Common Stock on the date the grant of this option is effective as determined under paragraph (d) of this Section II.

     If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant of options under
Section II(b) hereof to any Subsequent Outside Director first elected subsequent to the Effective Date, and thereafter options become available, such Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each Subsequent Outside Director, options for the number of shares then available under the Outside Directors' Plan, not to exceed options for shares with the values set forth in the preceding paragraphs with respect to Subsequent Outside Directors, subject to adjustment as to any one Subsequent Outside Director. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under paragraph (d) of this Section II.

     (c) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Savings Bank or the Holding Company and in such capacity was eligible to receive any options to purchase Common Stock.

     (d) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published), or such other quotation system, on the effective date of the grant, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. For purposes of the grant of options in connection with the reorganization and stock issuance, as defined in Section V hereof, of the Savings Bank, Fair Market Value shall mean the initial offering price of the Common Stock or $10.00 per share.

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III. Terms and Conditions

     (a) Vesting of Options. All options granted hereunder shall vest and become exercisable one (1) year after the date of grant, which in the case of outside directors serving on the Board at the time of the Reorganization of the Savings Bank into a mutual holding company shall be the Effective Date as defined in Section V; provided, however, that in the event of death, retirement, disability or change in control of the Savings Bank or the Holding Company all options shall vest immediately.

     (b) Option Agreement. Each option shall be evidenced by a written option agreement between the Savings Bank and the outside director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

     (c) Termination of Option. Each option shall expire upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause. Provided, however, that if the Participant's service on the Board of Directors is terminated prior to the date the Plan is presented to the shareholders of the Savings Bank for ratification, the option may not be exercised prior to the date of the shareholders' meeting regarding such ratification but shall remain exercisable for a period of one year from the date of such meeting. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is removed for cause all options awarded to him shall expire upon such termination.

     (d) Manner of Exercise. The options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Executive Officer of the Savings Bank. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section II(d) hereof) in cash or shares of previously acquired Common Stock of the Savings Bank at the Fair Market Value of such shares determined on the exercise date by the manner described in Paragraph II(b) above or by such other means as determined by the Board of Directors. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (e) Transferability. Each option granted hereby may be exercised only by the Outside Director to whom it is issued or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s) pursuant to the terms of Section III(c) hereof.

     (f) Termination of Service. Upon the termination of a recipient's service for any reason other than disability, retirement, Change in Control, death or removal for cause, the participant's stock options shall be exercisable only as to those shares which were immediately purchasable by the recipient at the date of termination.

     In the event of death or disability of any recipient, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's legal representatives or beneficiaries. Upon termination of the recipient's service due to retirement, or a Change in Control, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable. For purposes of this plan the following terms are defined:

          (i) "Change in Control" for purposes of this Plan, a "Change in Control" of the Bank or Company shall (i) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction occurs in which the Bank or the Holding Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of directors of the holding company on the date hereof cease for any reason to constitute a majority thereof; or (iii) a change in control within the meaning of 12 C.F.R. Section 303.4(a) or 12 C.F.R. Section 225.41(b) occurs, as determined by the board of directors of the Bank or the board of trustees of the Holding Company. In the event the Holding Company converts from the mutual form of organization to the stock form of organization at any time subsequent to the effective date of this Agreement ("Stock Holding Company"), a "change in control" of the Bank or the Stock Holding Company for purposes of this Agreement shall mean an event of a nature that (I) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or
(II) results in a Change in Control of the Savings Bank or the Stock Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R.
Section 303.4(a) with respect to the Savings Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R.
Section 225.41(b) with respect to the Stock Holding Company, as in effect on the date hereof; (III) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof; or
(IV) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Company representing 20% or more of the Bank's or the Stock Company's outstanding securities except for any securities of the Bank purchased by the Stock Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
(c) a plan of
reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Stock Company or similar transaction occurs in which the Bank or Stock Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Stock Company, by someone other than the current management of the Stock Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Stock Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Stock Company then outstanding.

          (ii) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime.

          (iii) "Retirement" means the termination of service from the board of directors of the Bank following written notice to the Board as a whole of such Director's intention to retire.

     (g) Limitations Upon Exercise of Options. Notwithstanding any other provision of this Directors' Option Plan, so long as the Holding Company remains in the mutual form of organization an option granted under this Plan may not be exercised if the exercise of such an option would result in the Holding Company owning less than 50.1 percent of the Common Stock of the Bank.

IV.  Common Stock Subject to the Directors' Option Plan

     The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Savings Bank as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 78,750 shares of Common Stock of the Savings Bank, par value $.01 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.

     In the event of any change or changes in the outstanding Common Stock of the Savings Bank by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Savings Bank, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.

V.   Treatment of Options in the Event of a Conversion
     Transaction

     In the event that the Holding Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any options outstanding shall, at the option of the holder, (i) be convertible into options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the Effective Date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company; provided, however, that if for any reason such options are not to be converted or such shares are not exchanged, the holders of options under this Plan shall receive cash payment for such options in an amount equal to the appraised value of the underlying securities represented by such options. With respect to options that have been exercised prior to the Conversion Transaction, the Stock Holding Company will redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

VI.  Effective Date of the Plan; Shareholder Ratification

     The Directors' Option Plan after adoption by the Board of Directors shall become effective upon the reorganization of the Savings Bank into a Pennsylvania mutual holding company (the "Reorganization"). Following Reorganization, the Directors' Option Plan shall be presented to shareholders of the Savings Bank for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) if applicable, maintaining listing on the NASDAQ National Market System; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan and the options granted hereunder.

VII. Termination of the Plan

     The right to grant options under the Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan, or the issuance of 78,750 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan). A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VIII.     Amendment of the Plan

     The Directors' Option Plan may be amended from time to time by the Board of Directors of the Savings Bank provided that
Section II and Section III hereof, " shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors' Option Plan becomes qualified under 17 C.F.R. Section 16(b)-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval under such rule 16(b)-3 to retain the Plan's qualification, then such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

IX.  Applicable Law

     The Plan will be administered in accordance with the laws of the Commonwealth of Pennsylvania.

X.   Compliance with Section 16

     If this Plan is qualified under 17 C.F.R. 240.16b-3 of the Securities Exchange Act of 1934 Rules, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan fail to so comply, it shall be deemed null and void, to the extent permitted by law.



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Date Adopted by Board              Jack W. Shader, Sr.
                                   Chief Executive Officer and
                                   President


------------------------------     ------------------------------
Date Ratified By Stockholders      Jean M. Bittle
                                   Secretary
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